UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12
ALPS SERIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to whom transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALPS Series Trust

Clarkston Partners Fund

Clarkston Fund

Clarkston Select Fund

Clarkston Founders Fund

(the “Funds”)

Supplement dated December 6, 2018

to the

Prospectus and Statement of Additional Information dated January 29, 2018

Proposed New Investment Advisory Agreement

Clarkston Capital Partners, LLC (“Clarkston” or the “Adviser”) currently serves as the investment adviser for the Funds, each a series of ALPS Series Trust (the “Trust”). Clarkston is undergoing an internal reorganization. As part of the reorganization, on or about December 31, 2018, subject to certain conditions to closing, the ownership interests of the principal owners of Clarkston will be restructured (the “Transaction”). This restructuring is deemed to be a “change in control” of Clarkston for the purpose of the Investment Company Act of 1940, as amended (“1940 Act”). This “change of control” will constitute an “assignment,” as such term is understood under 1940 Act, of the current advisory agreement between Clarkston and the Trust, with respect to the Funds. Under the 1940 Act and the terms of the advisory agreement, this assignment will automatically terminate the advisory agreement. Although the ownership interests of the principals will be restructured, the management of Clarkston will remain the same. No third parties will be introduced into the ownership structure, and all owners will have the same controlling influence over Clarkston after the Transaction as they did before the Transaction. The principals and employees of Clarkston responsible for managing the Funds will remain employees of Clarkston and continue to manage the Funds after the Transaction.

At a meeting held on November 29, 2018 (the “Board Meeting”), the Board of Trustees of ALPS Series Trust (the “Board”) approved entering into an interim advisory agreement between Clarkston and the Funds and the new investment advisory agreement between Clarkston and the Funds. The new investment advisory agreement will require shareholder approval.

Proposed Merger of Clarkston Select Fund

At the Board Meeting, the Board approved the merger of the Clarkston Select Fund with and into the Clarkston Fund, each a series of ALPS Series Trust (“Merger”), subject to the approval of shareholders of the Clarkston Select Fund. The Board also called for a Special Meeting of Shareholders of the Clarkston Select Fund to vote on the Merger.

You should read the proxy statement when it is available because it contains important information. You will also be able to obtain free copies of the proxy statement at the Securities and Exchange Commission website at www.sec.gov once the proxy statements have been mailed. You can also obtain free copies of the Funds’ Prospectus and Statement of Additional Information, as well as the Funds’ Annual Report, by calling 1-844-680-6562, by writing ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80201, by calling 1-844-680-6562 or by going to the Funds’ website at www.clarkstonfunds.com.

The foregoing is not an offer to sell, nor is it a solicitation of an offer to buy, any shares of any Fund.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE